COMCAST CORPORATION

                             RESTRICTED STOCK AWARD


                  This is a Restricted Stock Award dated [Date] from Comcast Corporation (the "Company") to [Name] (the "Grantee").

         1. Definitions. Capitalized terms used herein are defined below or, if not defined below, have the meanings given to them in the Plan.

                  a. "Account" means an unfunded bookkeeping account established pursuant to Paragraph 7(d) and maintained by the Committee in the name of Grantee (a) to which Deferred Stock Units are deemed credited and (b) to which an amount equal to the Fair Market Value of Deferred Stock Units with respect to which a Diversification Election has been made and interest thereon are deemed credited, reduced by distributions in accordance with the Plan.

                  b. "Award" means the award of Restricted Stock hereby granted.

                  c. "Board" means the Board of Directors of the Company.

                  d. "Code" means the Internal Revenue Code of 1986, as amended.

                  e. "Committee" means the Compensation Committee of the Board or its delegate.

                  f. "Date of Grant" means the date first set forth above, on which the Company awarded the Restricted Stock.

                  g. "Deferred Stock Units" means the number of hypothetical Shares subject to an Election.

                  h. "Disabled Grantee" means

                    (1) Grantee, if Grantee's employment by a Participating Company is terminated by reason of disability;

                    (2) Grantee, if Grantee becomes disabled (as determined by the Committee) following termination of employment by a Participating Company; or

                    (3) Grantee's duly-appointed legal guardian following an event described in Paragraph 1(h)(1) or 1(h)(2) acting on Grantee's behalf.

                  i. "Employer" means the Company or the subsidiary or affiliate of the Company for which Grantee is performing services on the Vesting Date.




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                  j. "Normal Retirement" means Grantee's termination of
employment that is treated by the Participating Company as a retirement under its employment policies and practices as in effect from time to time.

                  k. "Plan" means the Comcast Corporation 2002 Restricted Stock Plan, incorporated herein by reference.

                  l. "Plan Year" means the 12-consecutive month period extending from January 3 to January 2.

                  m. "Restricted Period" means, with respect to each Share of Restricted Stock, the period beginning on the Date of Grant and ending on the Vesting Date.

                  n. "Restricted Stock" means the [# of shares] Shares which are the subject of the Award hereby granted.

                  o. "Retired Grantee" means Grantee, following Grantee's termination of employment pursuant to a Normal Retirement.

                  p. "Rule 16b-3" means Rule 16b-3 promulgated under the 1934 Act, as in effect from time to time.

                  q. "Shares" means shares of the Company's Class A Common Stock, par value $.01 per share.

                  r. "Vesting Date" means the date on which the restrictions imposed under Paragraph 3 on a Share of Restricted Stock lapse, as provided in Paragraph 4.

                  s. "1934 Act" means the Securities Exchange Act of 1934, as amended.

         2. Grant of Restricted Stock. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to Grantee [# of Units] the Restricted Stock.

         3. Restrictions on Restricted Stock. Subject to the terms and conditions set forth herein and in the Plan, during the Restricted Period, Grantee shall not be permitted to sell, transfer, pledge or assign the Restricted Stock. The Company shall maintain possession of the certificates respecting the Restricted Stock during the Restricted Period.

         4. Lapse of Restrictions.

                  a. Subject to the terms and conditions set forth herein and in the Plan, the restrictions set forth in Paragraph 3 on each Share of Restricted Stock that has not been forfeited shall lapse on the Vesting Date; provided, however, that on the Vesting Date, Grantee is, and has from the Date of Grant continuously been, an employee of a Participating Company during the Restricted Period.



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                  b. Subject to Paragraph 4(a) and 4(c), a Vesting Date for
Shares of Restricted Stock subject to the Award shall occur in accordance with the following schedule:

                    (1) As to [15%] of the Shares of the Restricted Stock, the first anniversary of the Date of Grant.

                    (2) As to an additional [15%] of the Shares of the Restricted Stock, the second anniversary of the Date of Grant.

                    (3) As to an additional [15%] of the Shares of the Restricted Stock, the third anniversary of the Date of Grant.

                    (4) As to an additional [15%] of the Shares of the Restricted Stock, the fourth anniversary of the Date of Grant.

                    (5) As to an additional [40%] of the Shares of the Restricted Stock Units, the fifth anniversary of the Date of Grant.

                  c. Notwithstanding Paragraphs 4(a) or (b) to the contrary, if Grantee terminates employment with the Company or a Subsidiary Company during the Restricted Period due to his death or due to Grantee becoming a Disabled Grantee within the meaning of Paragraph 1(h)(1), the Vesting Date for the Shares of Restricted Stock shall be accelerated so that a Vesting Date will be deemed to occur with respect to the Shares of Restricted Stock on the date of such termination of employment.

         5. Forfeiture of Restricted Stock.

                  a. Subject to the terms and conditions set forth herein and in the Plan, if Grantee terminates employment with the Company and all Subsidiary Companies during the Restricted Period, other than due to death or disability, Grantee shall forfeit the Restricted Stock as of such termination of employment. Upon a forfeiture of the Restricted Stock as provided in this Paragraph 5, the Shares of Restricted Stock shall be deemed canceled.

                  b. The provisions of this Paragraph 5 shall not apply to Shares of Restricted Stock as to which the restrictions of Paragraph 3 have lapsed.

         6. Rights of Grantee. During the Restricted Period and during any period of deferral under Paragraph 7, Grantee shall not have the right to vote the Restricted Stock nor to receive cash dividends with respect to the Restricted Stock.

         7. Deferral Elections. Grantee may elect to defer the receipt of Shares issuable with respect to Restricted Stock, consistent, however, with the following:

                  a. Deferral Elections.

                    (1) Initial Election. Grantee shall have the right to make an Initial Election to defer the receipt of all or a portion of the Shares issuable with respect to Restricted Stock as to which a Vesting Date may occur in the succeeding Plan Year by filing an



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                         Initial Election to defer the receipt of such Shares on
                         the form provided by the Committee for this purpose.

                    (2) Deadline for Deferral Election. An Initial Election to defer the receipt of Shares issuable with respect to Restricted Stock as to which a Vesting Date may occur on the date set forth in Column A below, shall not be effective unless it is filed with the Committee on or before the date set forth in Column B below.

 Column A                        Column B
 Vesting Date                    Election Deadline
 ------------                    -----------------

 [1st anniversary of grant date] December 31, [same year as year of grant]
 [2nd anniversary of grant date] December 31, [1st year following year of grant] [3rd anniversary of grant date] December 31, [2nd year following year of grant] [4th anniversary of grant date] December 31, [3rd year following year of grant]

                    (3) Deferral Period. Subject to Paragraph 7(b), all Shares issuable with respect to Restricted Stock that is subject to an Initial Election under this Paragraph 7(a) shall be delivered to Grantee without any legend or restrictions (except those that may be imposed by the Committee, in its sole judgment, under Paragraph
                         9), on the date designated by Grantee, which shall not be earlier than January 2 of the second calendar year beginning after the Vesting Date, nor later than January 2 of the tenth calendar year beginning after the Vesting Date.

                    (4) Effect of Failure of Vesting Date to Occur. An Initial Election shall be null and void if a Vesting Date does not occur with respect to Restricted Stock identified in such Initial Election.

                  b. Subsequent Elections/Acceleration Elections.

                    (1) On or before June 30 of the calendar year preceding the calendar year in which Shares subject to an Initial Election under Paragraph 7(a) are to be delivered to Grantee, Grantee may make a Subsequent Election to defer the receipt of all or any portion of such Shares for a minimum of two and a maximum of ten additional years.

                    (2) If Grantee dies before Shares subject to an Initial Election under Paragraph 7(a) are to be delivered, the estate or beneficiary to whom the right to delivery of such Shares shall have passed may elect to make a Subsequent Election to defer all or any portion of such Shares for a minimum of two additional years from the date delivery of Shares would otherwise by made, provided that such Shares shall be delivered in full on or before the fifth anniversary of Grantee's death. A Subsequent Election must be filed with the Committee by
                         (A) the June 30 following Grantee's death on or before May 1 of a calendar year, (B) the 60th day following Grantee's death after May 1 and before November 2 of a calendar year and (C) the December 31 following Grantee's death after November 1 of a calendar year.

                    (3) In lieu of a Subsequent Election described in Paragraph 7(b)(2), the estate or beneficiary to whom the right to delivery of Shares shall have passed may make an Acceleration Election to accelerate the delivery date of such Shares from the date



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                         delivery of such Shares would otherwise be made to
                         January 2 of the calendar year beginning after Grantee's death. An Acceleration Election must be filed with the Committee by (A) the June 30 following Grantee's death on or before May 1 of a calendar year,
                         (B) the 60th day following Grantee's death after May 1 and before November 2 of a calendar year and (C) the December 31 following Grantee's death after November 1 of a calendar year.

                    (4) If Grantee becomes a Disabled Grantee before the Shares subject to an Initial Election under Paragraph 7(a) are to be delivered, the Grantee may make an Acceleration Election to accelerate the delivery date of such Shares from the date delivery of such Shares would otherwise be made to January 2 of the calendar year beginning after Grantee becomes a Disabled Grantee. An Acceleration Election must be filed with the Committee by (A) the June 30 following the date Grantee becomes a Disabled Grantee if Grantee becomes a Disabled Grantee on or before May 1 of a calendar year, (B) the 60th day following the date Grantee becomes a Disabled Grantee if Grantee becomes a Disabled Grantee after May 1 and before November 2 of a calendar year and (C) the December 31 following the date Grantee becomes a Disabled Grantee if Grantee becomes a Disabled Grantee after November 1 of a calendar year.

                    (5) If Grantee becomes a Retired Grantee before Shares subject to an Initial Election under Paragraph 7(a) are to be delivered, Grantee may make a Subsequent Election to defer all or any portion of such Shares for a minimum of two additional years from the date delivery of Shares would otherwise be made, provided that such Shares shall be delivered in full on or before the fifth anniversary of Grantee's retirement. A Subsequent Election must be filed with the Committee by (A) the June 30 following Grantee's Normal Retirement on or before May 1 of a calendar year, (B) the 60th day following Grantee's Normal Retirement after May 1 and before November 2 of a calendar year and (C) the December 31 following Grantee's Normal Retirement after November 1 of a calendar year.

                  c. Diversification Election. As provided in the Plan and as described in the prospectus for the Plan, a Grantee with an Account may be eligible to make a Diversification Election on an election form supplied by the Committee for this purpose.

                  d. Book Accounts. An Account shall be established for each Grantee who makes an Initial Election. Deferred Stock Units shall be credited to the Account as of the Date an Initial Election becomes effective. Each Deferred Stock Unit will represent a hypothetical Share credited to the Account in lieu of delivery of the Shares to which an Initial Election, Subsequent Election or Acceleration Election applies. If an eligible Grantee makes a Diversification Election, then to the extent an Account is deemed invested in the Income Fund, the Committee shall credit earnings with respect to such Account at the Applicable Interest Rate.

                  e. Status of Deferred Amounts. Grantee's right to delivery of Shares subject to an Initial Election, Subsequent Election or Acceleration Election, or to amounts deemed invested in the Income Fund pursuant to a Diversification Election, shall at all times represent the general obligation of the Company. Grantee shall be a general creditor of the Company with respect to this obligation, and shall not have a secured or preferred position with respect to such obligation. Nothing contained in



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the Plan or an Award shall be deemed to create an escrow, trust, custodial account or fiduciary relationship of any kind. Nothing contained in the Plan or an Award shall be construed to eliminate any priority or preferred position of Grantee in a bankruptcy matter with respect to claims for wages.

                  f. Non-Assignability, Etc. The right of Grantee to receive Shares subject to an Election under this Paragraph 7, or to amounts deemed invested in the Income Fund pursuant to a Diversification Election, shall not be subject in any manner to attachment or other legal process for the debts of Grantee; and no right to receive Shares or cash hereunder shall be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

         8. Notices. Any notice to the Company under this Agreement shall be made in care of the Committee at the Company's main office in Philadelphia, Pennsylvania. All notices under this Agreement shall be deemed to have been given when hand-delivered or mailed, first class postage prepaid, and shall be irrevocable once given.

         9. Securities Laws. The Committee may from time to time impose any conditions on the Restricted Stock as it deems necessary or advisable to ensure that the Plan satisfies the conditions of Rule 16b-3, and that Shares are issued and resold in compliance with the Securities Act of 1933, as amended.

         10. Delivery of Shares. Except as otherwise provided in Paragraph 7, the Company shall notify Grantee that a Vesting Date with respect to Restricted Stock has occurred. Within ten (10) business days of a Vesting Date, the Company shall, without payment from Grantee for the Restricted Stock, deliver to Grantee a certificate for the Restricted Stock without any legend or restrictions, except for such restrictions as may be imposed by the Committee, in its sole judgment, under Paragraph 9, provided that no certificates for Shares will be delivered to Grantee until appropriate arrangements have been made with the Employer for the withholding of any taxes which may be due with respect to such Shares. The Company may condition delivery of certificates for Shares upon the prior receipt from Grantee of any undertakings which it may determine are required to assure that the certificates are being issued in compliance with federal and state securities laws. The right to payment of any fractional Shares shall be satisfied in cash, measured by the product of the fractional amount times the Fair Market Value of a Share on the Vesting Date, as determined by the Committee.

         11. Award Not to Affect Employment. The Award granted hereunder shall not confer upon Grantee any right to continue in the employment of the Company or any subsidiary or affiliate of the Company.

         12. Miscellaneous.

                  a. The Award granted hereunder is subject to the approval of the Plan by the shareholders of the Company to the extent that such approval (i) is required pursuant to the By-Laws of the National Association of Securities Dealers, Inc., and the schedules thereto, in connection with issuers whose securities are included in the NASDAQ National Market System, or (ii) is required to satisfy the conditions of Rule 16b-3.

                  b. The address for Grantee to which notice, demands and other communications to be given or delivered under or by reason of the provisions hereof shall be the Grantee's address as reflected in the Company's personnel records.



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                  c. The validity, performance, construction and effect of this
Award shall be governed by the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law.



                               COMCAST CORPORATION


                                            BY:       /s/ Lawrence S. Smith
                                                          -----------------
                                                          Lawrence S. Smith


                                            ATTEST:   /s/ Arthur R. Block
                                                          -----------------
                                                          Arthur R. Block